UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2022

BioPower Operations Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-172139	27-4460232
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20801 Biscayne Blvd., Suite 403 Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (786) 923-0272

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements or statements which arguably imply or suggest certain things about our future. Statements which express that we “believe,” “anticipate,” “expect,” or “plan to,” and any other similar statements which are not historical fact, are forward-looking statements. These statements are based on assumptions that we believe are reasonable, but there are a number of factors that could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak as of the date hereof, and we do not undertake any obligation to update or revise any forward-looking statements, except as expressly required by law.

Item 1.01. Entry into a Material Definitive Agreement.

Compton Stock Purchase Agreement

On March 5, 2022, BioPower Operations Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Compton SPA”) by and between the Company and Clarke Compton. As previously disclosed, on October 7, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated articles in the State of Nevada and with the Financial Industry Regulatory Authority (“FINRA”), in order to change its corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”). The State of Nevada has officially changed the name of the Company to HyFi Corp. The Name Change and stock symbol change will not be effective for Securities and Exchange Commission or trading purposes until it is cleared by FINRA.

Pursuant to the terms of the Compton SPA, the Company agreed to sell, and Mr. Compton agreed to purchase, 625,000 shares of the Company’s common stock for a total purchase price of $250,000.

The foregoing description of the Compton SPA does not purport to be complete and is qualified in its entirety by reference to the Compton SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Diagonal Lending Securities Purchase Agreement & Convertible Note

On May 31, 2022, the Company entered into a Securities Purchase Agreement (the “Diagonal Lending SPA”) by and between the Company and 1800 Diagonal Lending LLC (“Diagonal Lending”). Pursuant to the terms of the Diagonal Lending SPA, the Company agreed to sell, and Diagonal Lending agreed to purchase, a convertible note of the Company in the aggregate principal amount of $90,000. The Diagonal Lending SPA includes customary representations, warranties, and covenants by the respective parties and closing conditions.

On May 31, 2022, pursuant to the terms of the Diagonal Lending SPA, the Company issued to Diagonal Lending a convertible promissory note (the “Diagonal Lending Note”) in the principal amount of $90,000. The Diagonal Lending Note was funded on June 23, 2022. The Diagonal Lending Note bears interest at a rate of 10% per annum and matures on May 31, 2023. The Diagonal Lending Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Diagonal Lending Note. Any amount of principal or interest which is not paid when due will bear interest at a rate of 22% per annum.

Diagonal Lending has the right from time to time, and at any time following November 27, 2022 and ending on the earlier of (i) payment of all amounts due under the Diagonal Lending Note, (ii) May 31, 2023, if all amounts are repaid in full at such time, or (iii) the date full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Digital Lending Note at the Conversion Price (as hereinafter defined). The “Conversion Price” means 65% multiplied by the lowest trading price for the Company’s common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date, subject to a 4.99% equity blocker and subject to the terms of the Diagonal Lending Note.

The Diagonal Lending Note may be prepaid; provided, however, that if the Company exercises its right to prepay, the Company will make payment to Diagonal Lending of an amount in cash equal to the percentage as set forth in the table below, multiplied by the sum of: (w) the then outstanding principal amount of the Diagonal Lending Note, plus (x) accrued and unpaid interest on the unpaid principal amount of the Diagonal Lending Note, plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) certain other amounts owed to Diagonal Lending pursuant to the terms of the Diagonal Lending Note.

Prepayment Period	Prepayment Percentage
May 31, 2022 to July 30, 2022	120%
July 31, 2022 to October 28, 2022	125%
October 29, 2022 to November 27, 2022	130%

After November 27, 2022, prepayment will be subject to agreement of the parties with respect to the applicable prepayment percentage.

The foregoing description of the Diagonal Lending SPA and the Diagonal Lending Note does not purport to be complete and is qualified in its entirety by reference to the Diagonal Lending SPA and the Diagonal Lending Note, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.

China Energy Partners Note Amendment

On June 22, 2022, the Company entered into the Addendum and Amendment of Promissory Note (the “Note Amendment”) by and between the Company and China Energy Partners, LLC (“China Energy”). Pursuant to the terms of the Note Amendment, the Company and China Energy agreed to amend the Senior Promissory Note issued by the Company to China Energy on June 29, 2021 (the “China Energy Note”) such that (i) the principal amount and accrued interest under the China Energy Note will be repaid in full on or before June 28, 2022, with $800,000 to be paid in cash and $200,000 to be paid via the transfer to China Energy of tokens to an electronic wallet; and (ii) the parties agree that $60,000 in interest previously accrued under the China Energy Note was satisfied via the transfer by the Company to China Energy of 53 HyFi NFT Athena vaults.

On June 28, 2022, the China Energy Note, as amended by the Note Amendment, was paid in full.

The foregoing description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to the Note Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated herein by reference.

PIP North America ILO and Multi-Agreement

On June 26, 2022 , the Company entered into an ILO and Multi-Agreement (the “PIP Agreement”) with PIP North America Inc. (“PIP”). Pursuant to the terms of the PIP Agreement, the parties agreed as follows:

1.	The Company agreed to provide PIP the exclusivity to list the first initial license offering (“ILO”) for a minimum of 90 days. PIP can mutually agree to allow the Company to list another ILO during this period and PIP will receive 50% of gross revenues.
2.	PIP will not pay any listing fee for its first three ILOs, and the Company will provide free consulting services to help structure the ILOs.
3.	The Company agreed to provide services necessary from Super How for the customization of the HyFi technology for the first three PIP ILOs, including smart contracts for each listing.
4.	The Company agreed to provide, at the Company’s cost, Prime Trust for anti-money laundering (AML) and know your customer (KYC) services, including processing of the payments, conversion of tokens to fiat currency for the use by the ILO issuer and all other services necessary for any ILOs, projects or bridge loans that PIP agrees to list on HyFi marketplaces to raise capital.

5.	The Company agreed to provide PIP with Exclusive License options for one-year $1 million and five-year $10 million exclusives for the agriculture category on the HyFi DeFi marketplaces. Whoever brings the issuer will receive 75% of the gross revenues and whoever does not bring the issuer will receive 25% of the gross revenues. The option for the one-year exclusive must be exercised while the first PIP ILO is listed on the HyFi ILO marketplace and, once exercised, will last for one year. Within 90 days of the expiration of the one-year exclusive license, PIP must exercise the 5-year license.
6.	PIP agreed to pay the Company 5% of gross sales of PIP vaults plus usual and customary percentages charged by third party vendors for the vault program.
7.	PIP agreed to purchase, and the Company agreed to sell, 500,000 shares of restricted common stock at a purchase price of $0.25 per share.
8.	PIP agreed to purchase, and the Company agreed to sell, 3,125,000 HyFi tokens at a purchase price of $0.04 per token for $125,000. The HyFi tokens can be used as utility tokens in conjunction with HyFi DeFi marketplace fees and services, HyFi vaults, HyFi memberships and any other HyFi fees and services.
9.	The Company agreed to grant PIP an option to purchase up to 50 HyFi vaults for $1,000. The option will expire on August 30, 2022.
10.	The Company agreed to provide a license for the HyFi Vault Program, a blockchain promotional and marketing program, and services necessary from third party vendors, including Super How and Sanctum Studios.
11.	In exchange for the above, PIP agreed to pay to the Company $500,000. The Company agreed to use this payment as part of the payments to retire the China Energy Note, as amended.

As indicated above, on June 28, 2022, the China Energy Note, as amended by the Note Amendment, was paid in full.

The foregoing description of the PIP Agreement is qualified in its entirety by reference to the PIP Agreement, a copy of which is filed as Exhibit 10.5 hereto and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 29, 2022, the Company issued a press release announcing entry into the PIP Agreement. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated March 5, 2022, by and between the registrant and Clarke Compton.
10.2	Securities Purchase Agreement, dated May 31, 2022, by and between the registrant and 1800 Diagonal Lending LLC.
10.3	Convertible Promissory Note, dated May 31, 2022, issued by the registrant in favor of 1800 Diagonal Lending LLC.
10.4	Addendum and Amendment of Promissory Note, dated June 22, 2022, by and between the registrant and China Energy Partners, LLC.
10.5	ILO and Multi-Agreement, dated as of June 26, 2022, by and between the registrant and PIP North America Inc.
99.1	Press release of the registrant dated June 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

Date: July 11, 2022	By:	/s/ Troy MacDonald
Troy MacDonald
Chief Executive Officer